Exhibit 10.6

Loan Confirmation Agreement

Agreement No.: SHZSY-ZLW-20220302-3

Party A: Zhang Liwei

Party B: Hangzhou Shanyou Medical Equipment Co., Ltd.

Party A, Zhang Liwei, is the general manager of Party B, i.e. Hangzhou Shanyou Medical Equipment Co., Ltd. (hereinafter referred to as “Shanyou Medical”). It is agreed by both parties that:

As of September 30, 2020, the balance due from Party A to Party B is RMB 12,431,239.00.

According to statistics, during the 12-month period from October 2020 to September 2021, Party B lent to Party A a total amount of RMB 5,658.00. Party B has repaid to Party A an aggregate amount of RMB 6,836,897.00. As of September 30, 2021, the balance due from Party A to Party B is RMB 5,600,000.00.

Party A hereby confirms that the aggregate amount of the loan is correct, and undertakes to repay the above loan in cash or other personal assets of equivalent value before March 31, 2022.

Party A: Zhang Liwei Signature:	Party B: Hangzhou Shanyou Medical Equipment Co., Ltd. Seal: Hangzhou Shanyou Medical Equipment Co., Ltd.

October 3, 2021